Exhibit 5.2-B






                               September 26, 2002





Alabama Power Capital Trust V
c/o Alabama Power Company
600 North 18th Street
Birmingham, Alabama 35291


                  Re:      Alabama Power Capital Trust V

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Alabama Power Company, an Alabama corporation (the "Company"), and Alabama Power Capital Trust V, a Delaware statutory trust (the "Trust" ), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of the Trust, dated November 18, 1997 as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 18, 1997;

     (b) The Certificate of Change of Name of Trustee, filed with the Secretary of State on August 3, 2000;

     (c) The Certificate of Amendment Pursuant to 3807(E) of the Delaware Business Trust Act, filed with the Secretary of State on July 9, 2001;

     (d) The Trust Agreement of the Trust, dated as of November 18, 1997 between the Company and the trustees of the Trust named therein;
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Alabama Power Capital Trust V
September 26, 2002
Page 2


     (e) The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus with respect to the Trust (the "Prospectus"), filed by the Company and the Trust with the Securities and Exchange Commission on or about November 5, 2001 and effective on November 15, 2001, as supplemented by a Prospectus Supplement dated September 26, 2002 (the "Prospectus Supplement"), relating to the Flexible Trust Preferred Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities");

     (f) A form of Amended and Restated Trust Agreement for the Trust, to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of the Trust (including Exhibits A and C thereto) (the "Trust Agreement"), designated as an exhibit to the Registration Statement;

     (g) The Underwriting Agreement, dated September 26, 2002, among the Company, the Trust, Lehman Brothers Inc. and the other Underwriters listed in
Schedule I thereto; and

     (h) A Certificate of Good Standing for the Trust, dated October 2, 2002, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such

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Alabama Power Capital Trust V
September 26, 2002
Page 3


documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

     2. The Preferred  Securities of the Trust will represent valid and, subject
to  the   qualifications  set  forth  in  paragraph  3  below,  fully  paid  and nonassessable undivided beneficial interests in the assets of the Trust.

     3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.


                             Very truly yours,

                             /s/Richards, Layton & Finger, P.A.